PURE BIOFUELS CORP.

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is entered into effective as of September 12, 2007 by and among Pure Biofuels Corp., a Nevada Corporation (the "Company"), Plainfield Peru I LLC, a Delaware limited liability company ("LLC1"), Plainfield Peru II LLC, a Delaware limited liability company ("LLC2" and together with LLC1, "Plainfield") and the stockholders of the Company listed on the signature page(s) hereto (collectively, the "Stockholders" and each individually, a "Stockholder").

                                   WITNESSETH:

     WHEREAS, concurrent with the execution of this Agreement, the Company is entering into a Securities Purchase Agreement with LLC1 and LLC2, dated as of the date hereof (the "Securities Purchase Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will issue to LLC1 and LLC2 11,000,000 shares of common stock of the Company, $10,000,000 aggregate principal amount of 10%/12% Convertible PIK Election Notes, convertible into 16,666,667 shares of Common Stock (the "Notes") and warrants representing the right to purchase shares of Common Stock of the Company representing in the aggregate 34.4% of the Company's fully diluted Common Stock (the "Warrants"); and

     WHEREAS, as a condition to the willingness of Plainfield to enter into the Securities Purchase Agreement, Plainfield has required that the Stockholders agree, and in order to induce Plainfield to enter into the Securities Purchase Agreement, the Stockholders are willing, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1.  Definitions. As used in this Agreement:

     "Affiliate" means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board of Directors" means the board of directors of the Company.

     "Common Stock" means the common stock of the Company, par value 0.001 per share.

     "Director" means the Persons serving on the Board of Directors of the Company.

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     "Equity Securities" means all classes of equity securities of the Company, including but not limited to the Common Stock.

     "Investor Designator" has the meaning ascribed to such term in Section
2(a).

     "Observer" has the meaning ascribed to such term in Section 2(f) of this Agreement.

     "Person" includes an individual, a corporation, a limited liability company, a partnership, a trust or any other organization or entity.

     "Plainfield" has the meaning ascribed to such term in the opening paragraph of this Agreement.

     "Plainfield Director" has the meaning ascribed to such term in Section 2(a)of this Agreement.

     "Stockholders" means any Person who is signatory to this Agreement and who owns Equity Securities of the Company and any other persons or entities who become parties to this Agreement as "Stockholders" pursuant to the terms of this Agreement, and their respective heirs, legal representatives, administrators and successors.

     Section 2.  Voting Agreement.

          (a) During the term of this Agreement, each Stockholder holding voting Equity Securities of the Company will vote all of such Stockholder's Equity Securities and take all other necessary or desirable actions (in its capacity as a Stockholder of the Company), and the Company will take all necessary or desirable actions, as are reasonably requested to cause one individual, (the "Plainfield Director"), designated by Plainfield or any permitted transferee of more than 50% of the Notes held by Plainfield (the "Investor Designator"), to be elected to the Company's Board of Directors, whether such election occurs at an annual or special meeting of the Stockholders, or by written consent in lieu thereof, and whether or not such election shall occur because of the existence of a vacancy on such Board arising for any reason whatsoever.

          (b) Each Stockholder will vote all of such Stockholder's Equity Securities, and the Company will take all necessary or desirable actions, as are necessary to prevent the removal, without "Cause", as defined below, of the Plainfield Director without the prior written consent of the Investor Designator. If the position of the Plainfield Director becomes vacant for any reason, each Stockholder will vote all of the Stockholder's Equity Securities, and the Company will take all necessary or desirable actions, as are necessary to immediately cause an alternative Plainfield Director, as applicable, to be elected to the Company's Board of Directors. "Cause" shall mean if (i) the director has been convicted of an indictable offence under the United States criminal code, or (ii) the director has committed willful misconduct or gross misconduct in carrying out his duties.

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
          (c) Each Stockholder will retain at all times the right to vote the Stockholder's Equity Securities in his or her sole discretion on all matters presented to the Company's Stockholders for a vote other than the matters set forth in Section 2(a) and (b) above.

          (d) No Stockholders may, directly or indirectly, during the term of this agreement, sell, dispose of or otherwise transfer record or beneficial ownership of any shares of Equity Securities subject to this Agreement owned of record or beneficially by such Stockholders unless the transferee agrees in writing to be bound by the terms hereof by execution (together with such Person's spouse if applicable) of an Adoption Agreement in the form attached as Exhibit A hereto. Any purported transfer which does not comply with this provision shall be null and void; provided, however, that a Stockholder may sell up to 10% of the Common Stock held by such Stockholder as of the date hereof free from any restriction or requirement imposed by this Section 2(d) or otherwise.

          (e) The Stockholders shall not enter into any agreement or grant any proxy or power of attorney with respect to their respective Equity Securities that is inconsistent with the terms hereof.

          (f) If at any time Plainfield has the right to nominate a director pursuant to this Section 2 but fails to exercise this right, then Plainfield or its Affiliates shall have the right to appoint one (1) representative (the "Observer"). The Observer shall have the right to attend meetings of the Board of Directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors.

          (g) Plainfield will have a right to effectuate its rights pursuant to this Section 2 so long as any Notes remain outstanding or Plainfield holds at least 5% of the Company's outstanding Common Shares.

          (h) A quorum of the Board of Directors shall require the presence of the Plainfield Director.

          (i)  The Company will not increase the number of Directors above six.

     Section 3. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and if any Stockholder or other person shall fail to comply with the provisions of Section 2 hereof, each non-defaulting party shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement, or prevent any violation hereof, and, to the extent permitted by law, each party waives any objection to the imposition of such relief.

     Section 4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by hand delivery in writing, by facsimile or electronic transmission, by registered or certified mail, return receipt requested, postage prepaid, or
(ii) one business day after being sent for next business day

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
delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

               (i) if to any Stockholder, to its address set forth on the signature pages hereto.

               (ii) if to Pure Biofuels to:

               Pure Biofuels Corp.
               9440 Little Santa Monica Boulevard, Suite 401
               Beverly Hills, Ca 90210
               Attention: Steven S. Magami
               Facsimile No: 310-402-5947

               (ii) With a copy (which shall not constitute notice) to:

               DLA Piper US LLP
               1251 Avenue of the Americas
               New York, New York  10020
               Attention: Daniel I. Goldberg, Esq.
               Facsimile No: 212-335-4501

               (iii) if to Plainfield to:

               Plainfield Peru I LLC
               Plainfield Peru II LLC
               c/o Plainfield Asset Management LLC
               55 Railroad Avenue
               Greenwich, CT 06830
               Attention: General Counsel
               Telephone: 203-302-1700
               Facsimile: 203-302-1779

               (iv) With a copy (which shall not constitute notice) to:

               White & Case LLP
               1155 Avenue of the Americas
               New York, New York  10036
               Attn: Thomas P. Higgins, Esq.
               Telephone: 212-819-8813
               Facsimile: 212-354-8113

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
     Section 5.  Miscellaneous.

          (a) Entire Agreement; Amendments and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

          (b) Assignment. Except as permitted herein, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the parties without the prior written consent of Plainfield and any attempt to do so shall be null and void; provided, however, that no assignment by any of the parties of any of its rights, interests or obligations hereunder shall relieve such party of its obligations under this Agreement.

          (c) Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH SECTION 6.6, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREE NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE

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
COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (d) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

          (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          (f) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

          (g) Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) Counterparts. This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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
IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the day and year first above written.

                                                  PURE BIOFUELS CORP.


                                                  By:  /s/ Luis Goyzueta
                                                      --------------------------
                                                  Print Name: Luis Goyzueta
                                                  Title: Chief Executive Officer

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
                                                  PLAINFIELD PERU I LLC


                                                  By:  /s/ Steven Segaloff
                                                      --------------------------
                                                  Print Name: Steven Segaloff
                                                              ------------------
                                                  Title: Senior Vice President
                                                         -----------------------

                                                  PLAINFIELD PERU II LLC


                                                  By:  /s/ Steven Segaloff
                                                      --------------------------
                                                  Print Name: Steven Segaloff
                                                              ------------------
                                                  Title: Senior Vice President
                                                         -----------------------

                                                  STOCKHOLDERS

                                                  LUIS GOYZUETA

                                                   /s/ Luis Goyzueta
                                                  ------------------------------


                                                  Address: Av. La Merced 810
                                                           ---------------------
                                                  Surco, Lima 33
                                                  ------------------------------
                                                  Peru
                                                  ------------------------------

                                                  ------------------------------

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
                                    EXHIBIT A

                               ADOPTION AGREEMENT

     This Adoption Agreement is executed pursuant to the terms of that certain Stockholders Agreement dated as of September 12, 2007 by and among Pure Biofuels Corp., a Nevada corporation (the "Company"), Plainfield Peru I LLC, a Delaware limited liability company, Plainfield Peru II LLC, a Delaware limited liability company and the Stockholders party thereto ("Stockholders"). By the execution of this Adoption Agreement, the undersigned agrees as follows:

     1. Acknowledgment. The undersigned acknowledges that it is acquiring certain shares of the Common Stock, par value $0.001 of the Company, subject to the conditions of the terms and conditions of the Stockholders Agreement.

     2. Agreement. The undersigned (i) agrees that the shares of the Common Stock acquired by it shall be bound by and subject to the terms of the Stockholders Agreement, and (ii) hereby adopts the Stockholders Agreement with the same force and effect as if the undersigned were originally a party thereto and named as a Stockholder therein.

     3. Notice. Any notice required as permitted by the Stockholders Agreement shall be given to the undersigned at the address listed beside the undersigned's signature below.

     4. Joinder. The spouse of the undersigned, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse's best interests and to bind such spouse's community interest, if any, in any shares of the Common Stock of the Company, to the terms of the Stockholders Agreement.

                           [Signature pages to follow]

     EXECUTED and DATED as of ____________________, ____.


                                                  PURCHASER OR TRANSFEREE:


                                                  By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Address:
                                                           ---------------------

                                                  ------------------------------

                     [Signature Page to Adoption Agreement]